Exhibit 99.1

AÉROPOSTALE PROVIDES BUSINESS UPDATE

New York, New York – August 4, 2011 – Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual apparel for young women and men, today announced updated expectations for the second quarter.

For the second quarter of fiscal 2011 net sales decreased 5% to $468.2 million, from $494.7 million in the year ago period. Same store sales for the second quarter decreased 14%, compared to a same store sales increase of 4% last year.

Thomas P. Johnson, Chief Executive Officer, commented, “We are very disappointed with our second quarter financial results that were clearly unacceptable.  As a result of a lack of balance in our merchandise assortments, as well as continued promotional and macroeconomic challenges, we significantly increased the depth and breadth of our promotions and markdowns.”  Mr. Johnson continued, “Our top priority is to deliver a merchandise assortment that resonates with the teen customer and captures market share from our competitors.  Additionally, based on current business conditions that are likely to continue for the remainder of the year, we are planning our inventories conservatively and focusing aggressively on cost controls.  As we look to 2012 and beyond, we have great confidence in the strength of the Aéropostale and PS brands, in our ability to develop balanced merchandise assortments for our customer, and in our capability to deliver improved financial performance and growth.”

Based on the lower than expected sales and margins for the quarter, the Company expects net earnings to be in the range of $0.02 to $0.03 per share, which includes a non-recurring pre-tax benefit to the Company’s gross profit of $8.7 million, or $0.06 per share, resulting from the resolution of a dispute with one of the Company’s merchandise vendors, surrounding prior period allowances.

About Aéropostale, Inc.
Aéropostale, Inc. is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale® stores and 7 to 12 year-old kids through its P.S. from Aéropostale® stores. The Company provides customers with a focused selection of high-quality, active-oriented, trend-right merchandise at compelling values. Aéropostale® maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale® products can only be purchased in its Aéropostale stores and online at www.aeropostale.com. P.S. from Aéropostale® products can be purchased in P.S. from Aéropostale® stores , in certain Aéropostale® stores including our new Times Square store in New York City and online at www.ps4u.com. The Company currently operates 917 Aéropostale stores in 49 states and Puerto Rico, 63 Aéropostale stores in Canada and 64 P.S. from Aéropostale stores in 17 states.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS.  ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.